Exhibit 99.1

P R O X Y C A R D

Plum Acquisition Corp. III
2021 Fillmore St. #2089
San Francisco, California 94115

EXTRAORDINARY GENERAL MEETING
OF PLUM ACQUISITION CORP. III

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON DECEMBER 19, 2025.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Proxy Statement/Prospectus, dated November 28, 2025, in connection with the extraordinary general meeting (the “Shareholder Meeting”) of Plum Acquisition Corp. III (“Plum”) to be held at 10:00 a.m. Eastern Time on December 19, 2025, at the offices of Hogan Lovells US LLP, located at 390 Madison Ave, New York, New York 10017, and hereby appoints Kanishka Roy (with full power to act alone), the attorney and proxy of the undersigned, with power of substitution to each, to vote all ordinary shares of Plum registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE PROPOSALS.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE FOLLOWING PROPOSALS.

Proposal No. 1 — The Domestication Proposal — To approve, by Special Resolution, the transfer of Plum by way of continuation from the Cayman Islands to the Province of British Columbia, Canada in accordance with the Plum Articles and Cayman Islands Companies Act (As Revised) and the domestication of Plum as a British Columbia corporation in accordance with the applicable provisions of the Business Corporations Act (British Columbia), including the adoption of the Domestication Articles	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — Business Combination Proposal — To approve, by Ordinary Resolution, the Business Combination Agreement, dated as of August 22, 2024 (by Plum, Plum III Amalco Corp., Plum III Merger Corp. and Tactical Resources Corp.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — Advisory Organization Documents Proposals — To approve on a non-binding advisory basis, by Ordinary Resolution, the governance provisions contained in the PubCo Closing Articles that materially affect Plum Shareholders’ rights, presented separately in accordance with U.S. Securities and Exchange Commission guidance

Proposal 3(a) — Authorized Capital Proposal —To approve changing the authorized share capital from the existing (i) 200,000,000 Plum Class A Shares, (ii) 20,000,000 Plum Class B Shares, and (iii) 1,000,000 preference shares of a nominal or par value of $0.0001 each, to an unlimited number of PubCo Common Shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(b) — Quorum Proposal —To approve reducing the requisite quorum for a meeting of shareholders from (x) one or more shareholders holding at least a majority of the paid up voting share capital present in person or by proxy and entitled to vote at that meeting to (y) not less than one person holding or representing not less than 5% of the shares entitled to be voted at the meeting	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(c) — Name Change Proposal —To approve change the name of the company from “Plum III Merger Corp.” to “Tactical Resources Corporation”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3(d) — Other Matters Proposal —To approve not including provisions relating to the Plum Class B Shares, the Plum IPO, Sponsor, the Initial Business Combination and other related matters	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — Nasdaq Proposal — To approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, of (i) the issuance of PubCo Common Shares in connection with the Business Combination and (ii) the issuance of an aggregate of up to $100,000,000 of PubCo Common Shares from time to time to Yorkville over a 36-month period following the Closing pursuant to the Yorkville Financing

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — Incentive Plan Proposal — To approve, by Ordinary Resolution, for the purposes of complying with the rules of the Nasdaq Stock Market, the issuance of PubCo Common Shares pursuant to the PubCo Omnibus Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — Adjournment Proposal — If put to Plum Shareholders for a vote, a proposal to approve, by Ordinary Resolution, the adjournment of the Plum Shareholders’ Meeting (i) to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals or (ii) if the board of directors of Plum determines before the Plum Shareholders’ Meeting that it is not necessary or no longer desirable to proceed with the proposals	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:    __________, 20__

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.